Exhibit 99

May 26, 2010


Dear Shareholder:

As reported to you last quarter, we continue to see some bright spots appearing in the economy and we hope they continue throughout 2010 and beyond. However, there are significant problems to be worked through in the banking industry all over the country, and South Carolina will have its share of difficulties as well. Unemployment is still far too high, consumer spending is still anemic and real estate values continue to decline and are unpredictable. Consumer spending represents about 70% of our country's Gross Domestic Product, and until people are comfortable that their employment is secure, they will continue to be careful with their spending. It is our opinion that we still have at least a couple of years of lean times ahead before things get appreciably better.

The tough economic environment continues to affect our economy and nearly all financial institutions, including our own. We continued to make significant provisions for loan losses in the first quarter of 2010 of $3,425,000. These provisions resulted in Peoples Bancorporation recording a net after-tax loss for the quarter of $1,100,000. During the same period in 2009, the Company made provisions for loan losses of $705,000 and recorded a net after-tax profit of $558,000. The provisions for loan losses recorded in the first quarter of 2010 allowed us to increase the level of our allowance for loan losses to $8,665,000, or 2.35% of gross outstanding loans, at March 31, 2010. During the first quarter of 2010, the Company recorded actual net loan charge-offs of $2,192,000 compared to $2,309,000 for the first quarter of 2009.

The good news is that our people are committed to making Peoples Bancorporation better every day. The Company and each of our bank subsidiaries continue to maintain capital well in excess of levels required by regulatory standards and our liquidity position is the highest it has been in many years.

As we enter the second quarter of 2010, our focus remains on strengthening our balance sheet, increasing core deposits, making loans, providing for loan losses as needed, controlling expenses, looking for opportunities to increase revenues, and preserving capital.


Sincerely,


R. Riggie Ridgeway                        L. Andrew Westbrook, III
Chief Executive Officer                   President & Chief Operating Officer

                          PEOPLES BANCORPORATION, INC.

                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)
                (Amounts in thousands except share information)

                                                                                 Three Months Ended March 31,
                                                                                 ----------------------------
Income Statement                                                                   2010                2009             Change
----------------                                                                   ----                ----             ------
Net interest income ....................................................         $ 4,738             $ 4,405              7.56%
Provision for loan losses ..............................................           3,425                 705            385.82%
Other income ...........................................................             947               1,036             -8.59%
Other expense ..........................................................           4,145               4,084              1.49%
                                                                                 -------             -------
Income (loss) before income taxes ......................................          (1,885)                652           -389.11%
Provision (benefit) for income taxes ...................................            (785)                 94           -935.11%
                                                                                 -------             -------
Net income (loss) ......................................................         $(1,100)            $   558           -297.13%
                                                                                 =======             =======
Dividends paid or accumulated on preferred stock .......................             172                   -            100.00%
Net amortization of preferred stock ....................................              33                   -            100.00%
                                                                                 -------             -------
Net income (loss) available to common shareholders .....................         $(1,305)                558           -333.87%
                                                                                 =======             =======

Return on average assets (1) (2) .......................................           -3.16%               0.31%
Return on average common equity (1) (3) ................................          -12.72%               4.10%

Net income (loss) per common share
  Basic ................................................................         $ (0.19)            $  0.08
  Diluted ..............................................................         $ (0.19)            $  0.08

                                                                            March 31,             March 31,           December 31,
                                                                              2010                  2009                   2009
Balance Sheet                                                              (Unaudited)           (Unaudited)           (Audited)
-------------                                                              -----------           -----------           ---------
  Total assets ........................................................      $552,426              $563,098             $556,601
  Gross loans .........................................................       369,122               392,450              373,574
  Allowance for loan losses ...........................................         8,665                 7,613                7,431
  Loans, net ..........................................................       360,457               384,837              366,143
  Securities ..........................................................       115,536               110,180              116,213
  Total earning assets ................................................       503,720               527,575              504,799
  Total deposits ......................................................       479,973               455,173              484,996
  Shareholders' equity ................................................        53,265                42,309               54,443
  Book value per common share .........................................          5.79                  5.98                 5.96

(1)  Annualized
(2) Return on average assets is calculated as net income (loss) divided by average assets.
(3) Return on average common equity is calculated as net income (loss) available to common shareholders divided by average common equity.

                          PEOPLES BANCORPORATION, INC.
                           CONSOLIDATED FINANCIAL DATA
                                   (Unaudited)

                                                                March        December       September        June           March
                                                                 31,            31,            30,            30,            31,
Asset Quality Data                                               2010          2009           2009           2009           2009
------------------                                               ----          ----           ----           ----           ----
Nonperforming loans
  Non-accrual loans .....................................    $   16,496     $   14,881     $   20,153     $   17,746     $   14,056
  Past due loans 90 days + and still accruing ...........           120              -            214              -              -
                                                             ----------     ----------     ----------     ----------     ----------
     Total nonperforming loans ..........................        16,616         14,881         20,367         17,746         14,056
  Other real estate owned ...............................        12,596         11,490         10,073          3,919          4,921
                                                             ----------     ----------     ----------     ----------     ----------
     Total nonperforming assets .........................    $   29,212     $   26,371     $   30,440     $   21,665     $   18,977
                                                             ==========     ==========     ==========     ==========     ==========

Net charge-offs for quarter ended .......................    $    2,192     $    1,275     $    2,483     $      677     $    2,309

Nonperforming assets as a percentage of
  total loans and other real estate .....................          7.65%          6.85%          7.73%          5.50%          4.78%
Nonperforming assets to total assets ....................          5.29%          4.74%          5.56%          4.00%          3.37%
Allowance for loan losses to nonperforming loans ........         52.15%         49.94%         36.12%         44.00%         54.16%
Allowance for loan losses to total
  loans outstanding .....................................          2.35%          1.99%          1.92%          2.00%          1.94%
Quarterly net charge-offs to total
  loans outstanding .....................................          0.59%          0.34%          0.65%          0.17%          0.59%

Capital Ratios
  Total Capital (to risk-weighted assets) ...............         13.37%         13.67%         14.03%         14.18%         10.95%
  Tier 1 Capital (to risk-weighted assets) ..............         12.11%         12.41%         12.78%         12.92%          9.70%
  Tier 1 Capital (to average assets) ....................          8.66%          9.03%          9.65%          9.74%          7.27%